Exhibit 5.1

吉 林 常 春 律 师 事 务 所

JILIN CHANGCHUN LAW FIRM

吉林省长春市解放大路585号 130041

130041 No.585 Jiefang Road, Changchun, Jilin, China

电话（Tel）：0086 – 431 – 8675 2902

吉林常春律师事务所

关于China Tianfeihong Wine Inc.

在美国发行股票并在OTCBB上市

的中国法律意见书

Legal opinion of Jilin Changchun Law Firm on the stock issuance in USA and listing on OTCBB of China Tianfeihong Wine Inc...

致福建天妃红酒业有限公司：

To Fujian Tianfeihong Wine Co., Ltd.:

吉林常春律师事务所（“本所”）为在中华人民共和国（就本法律意见书而言，不包括香港、澳门特别行政区及台湾地区，以下简称“中国”）注册的律师事务所。本所受福建天妃红酒业有限公司（“天妃红”）的委托，就China Tianfeihong Wine Inc.（“China Tianfeihong”）在美国发行股票并在OTCBB上市之事宜担任中国法律顾问，并出具本意见书。

We are qualified lawyers of the People’s Republic of China (for the purpose of this legal opinion only, excluding Hong Kong, Macau Special Administrative Region and Taiwan, hereinafter referred to as “PRC”). We have acted as Chinese Legal Counsel of China Tianfeihong Wine Inc. (“China Tianfeihong”) for its going public on OTCBB and issuing stocks in USA to give this legal opinion.

根据美国1933年证券法案及其修正案的要求，公司发行特定股票需向美国证券交易委员会提交登记声明及其修正案和/或补充说明（以下统称“登记声明”）。为此目的，作为China Tianfeihong的中国法律顾问，本所律师为本次股票发行上市过程中有关畅世通信息咨询（深圳）有限责任公司（“畅世通”）和天妃红的股权结构以及本意见书附表中所引用文件（“可变利益实体文件”）的合法性和有效性出具如下法律意见。

Pursuant to the requirements of the Securities Act of 1933, as amended, the company who will issue certain stocks shall submit registration statement and its amendment and/or supplemental explanation (collectively, the “registration statement”) to the Securities and Exchange Commission of United States. For this purpose, as China Tianfeihong’s Legal Counsel, we have been requested to give this opinion on, inter alia, the legal ownership structure of Changshitong Information Consulting (Shenzhen) Co., Ltd. (“Changshitong ”) and Tianfeihong and the legality and validity of the documents referenced in Exhibit (the “VIE Documents”).

A.	释义

A．Definition

本意见书中，除非文义另有所指，下列词语具有下述含义：

Terms used in this legal opinion shall have the meanings set forth below:

1. “天妃红”意为福建天妃红酒业有限公司，一家依据中国法律于2009年4月24日设立的公司；

1. “Tianfeihong” refers to Fujian Tianfeihong Wine Co., Ltd., a company established under PRC Laws and Regulations on the 24th April, 2009;

2.“畅世通”意为畅世通信息咨询（深圳）有限责任公司，一家依据中国法律于2013年9月23日成立的外商投资企业。

2. “Changshitong” refers to Changshitong Information Consulting (Shenzhen) Co., Ltd, a wholly foreign-owned enterprise established under PRC Laws and Regulations on the 23rd day of September, 2013;

3. “畅世通荣”意为畅世通荣有限公司，一家依据香港法律于2012年8月10日设立的外商独资企业；

3. “Changshi Tongrong” refers to Changshi Tongrong Limited, a company established under the laws of Hong Kong on 10th day of October, 2012;

4.“Fanwei Hengchang”意为“Fanwei Hengchang Co., Ltd” 一家于2013年5月29日在英属维京群岛成立的公司

4. “Fanwei Hengchang” refers to Fanwei Hengchang Co., Ltd, a company established in the British Virgin Islands on the 29th day of May, 2013;

5. “China Tianfeihong”意为China Tianfeihong Wine Inc.，一家依据特拉华州法律设立的公司；

5. “China Tianfeihong” refers to China Tianfeihong Wine Inc., a company established according to the law of Delaware;

6. “政府机关”意为中国任一政府主管机关、法院或管理部门；

6. “Government Agencies” refers to any competent Chinese governmental agency, law court or administrative department;

7. “政府许可”意为根据中国相关法律要求，由政府相应主管部门作出的所有批准、认可、许可、授权、登记、豁免、年检记录、资格证书和相应证照；

7.“Government Authorization” refers to all the approvals, consents, permits, authorization, registrations, exemptions, annual inspections, qualification certificates and the corresponding licenses made by competent government departments according to related legal requirements;

8. “中国股东”意指身为中国居民或中国企业的股东

8. “Chinese shareholder” refers to the shareholders who are Chinese residents or Chinese business enterprises;

9. “中国法律”意为截至意见出具日在中国有效且为公众所知的全部法律法规；

9. “PRC Laws” refers to all the laws and regulations currently in force and publicly available in China as of the date of this opinion;

10. “中国证监会”意为中国证券监督管理委员会。

10. (CSRC) refers to China Securities Regulatory Commission.

11.“新并购规则”意为商务部、国有资产监督管理委员会、国家税务局、国家工商行政管理局、中国证券监督管理委员会及国家外汇管理局共同颁发的《关于外国投资者并购境内企业的规定》。该文件在2006年9月8日颁布且于当日生效，并在2009年6月22日由商务部作出修订。

11. the “New M&A Rule” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange, on August 8, 2006 and became effective on September 8,2006, as amended by Commerce Ministry on June 22, 2009.

B.	文件和假定

B．Documents and Assumptions

在出具本意见书时，本所律师已查阅了其认为出具本意见书所需查阅的文件，包括由畅世通和天妃红提供的文件以及由中国政府机关签发的相关文件、记录、证照（以下统称为“文件”）。并调查了截至意见出具日中国颁布且为公众所知的相关法律法规。

In rendering this legal opinion, we have reviewed certain documents which are deemed necessary or appropriate to render this opinion, including documents provided by Changshitong and Tianfeihong and relevant authority documents, records, licenses (hereinafter collectively “Documents”) issued by Chinese government agencies. We have made investigation of the applicable laws and regulations issued in the PRC and publicly available as of the date of this opinion.

在未进行独立调查的情况下，本所律师查阅文件时基于以下假定:

In our examination of the Documents, we have assumed without independent investigation and inquiry that:

1. 签署文件的主体均具有签署文件的权利能力和行为能力，所提供的文件中的所有签字和印鉴都是真实的，任何已签署的文件均获得相关当事各方有效授权，且由其法定代表人或合法授权代表签署。所有以原件形式提交给本所律师的文件都是真实的，且所有以影印本提交给本所律师的副本与原件一致；

1. All signers of the Documents have corresponding capacity for rights and conduct to sign the documents; all the signatures and seals on the Documents are genuine; all the Documents are effectively authorized by relevant parties and signed by the legal representatives or legal authorized representatives. All Documents submitted to us as originals are authentic, and all Documents submitted to us as photostatic copies conform to the originals;

2. 截至意见出具日，一切足以影响本意见书的事实及文件均已向本所披露，且上述文件仍完全有效，不存在任何被撤销、取消、修正、取代或补充的情形，也不存在任何修正案、修订本、补充或其它变更，也没有任何文件被撤销或废止；

2. As of the date of this opinion, all the Documents which affect this legal opinion has been submitted to us, and all the Documents remain in full force and effect and have not been revoked, cancelled, amended, superseded or supplemented, and no amendments, revisions, supplements or other changes have been made, and no revocations or terminations has occurred, with respect to any of the Documents after they were submitted to us for the purpose of this legal opinion;

3. 由相关政府人员依其职权作出的所有解释和说明，以及由畅世通和天妃红向本所律师提供的所有文件及事实性陈述，包括但不限于在文件中体现的，都是完整、真实、准确、无误导性且无重大遗漏。对于本意见书至关重要而又无法得到独立的证据支持的事实，本所律师依赖于有关政府部门出具的证明文件出具本法律意见书；并且

3. All the explanations and interpretations made by the government officers in their authority, and all the Documents and factual statements provided to us by Changshitong and Tianfeihong, including but not limited to those set forth in the Documents, are complete, true, correct, not misleading and without significant omission. Where important facts were not independently established to us, we rely upon the certificates issued by the Government Agencies with proper authority which are available to us; and

4. 所适用的中国法规、判例、命令或法令、规则、规定和事实，在意见出具日未作任何更改，且将不做更改。

The applicable Chinese laws and regulations, judgment, orders or decree, rules, regulations and facts, shall remain unchanged as of the date hereof and will not be changed.

基于上述假定,并结合本所律师对文件的审查以及对中国法律的理解，出具如下法律意见：

Based on our review of the Documents and our understandings of Chinese laws, subject to the foregoing assumptions, we are of the opinion that:

1. 畅世通是一家依据中国法律设立并有效存续的外商独资企业，其股权百分之百（100%）由畅世通荣所有，并具有企业法人地位。依照中国相关的法律，深圳市福田区经济促进局作出的“深外资福复【2013】0699号文件”及畅世通章程的规定，畅世通已如期缴清全部注册资本。尽本所律师调查后所知，不存在任何可能导致畅世通股权变更或注册资本金额变动的担保、抵押、留置、索赔或其他第三方权益。畅世通自成立以来所经历的各项变更均为合法有效，且依据中国法律完备并规范地履行了相关法律手续，并未发现任何违反中国法律的情形。

1. Changshitong has been duly incorporated and validly exists as a wholly foreign-owned enterprise with limited liability under the PRC Laws. One hundred percent (100%) of the equity in Changshitong is owned by Changshi Tongrong. Changshitong has the enterprise legal person status. In accordance with relevant PRC laws, “No. 0699 document of Shen Wai Zi Fu Re [2012]” made by Business Promotion Bureau of Futian District of Shenzhen City” and the articles of associations of Changshitong, the registered capital of Changshitong has been duly paid. To our best knowledge after due inquiry, there is no mortgages, pledge, detention, claim or other third party rights and interests that may lead to the change of the shareholdings or the amount of the registered capital of Changshitong . All the alternation happened to Changshitong since its establishment are legal and valid, and Changshitong performed the legal procedures normally and completely without violation of PRC laws.

2. 天妃红已依据中国法律以有限责任公司的形式设立并有效存续且具有企业法人地位，其69%的股权由方志良所有，剩余31%的股权由方金香所有。依照中国相关法律和天妃红的章程规定，天妃红的注册资本已全部缴清。尽本所律师调查后所知，除因附表列出的可变利益实体文件引起的变动之外，不存在任何可能导致天妃红股权变更或注册资本金额变化的担保、抵押、留置、索赔或其他第三方权益。天妃红自成立以来所经历的各项变更均为合法有效，且依据中国法律完备并规范地履行了相关法律手续，并未发现任何违反中国法律的情形。

2. Tianfeihong has been duly incorporated as a limited liability company and validly exits under the PRC Laws. Tianfeihong has the enterprise legal person status. Fang Zhiliang owns 69% of the company’s equity interest, and the remaining 31% is owned by Fang Jinxiang. In accordance with PRC relevant laws and the articles of associations of Tianfeihong, the registered capital of Tianfeihong has been duly paid. To our best knowledge after due inquiry, except for those contemplated under the VIE Documents listed in the exhibit, there is no mortgages, pledge, detention, claim or other third party rights and interests that may lead to the change of the shareholdings or the amount of the registered capital of Tianfeihong. All the alternation happened to Tianfeihong since its establishment are legal and valid, and Tianfeihong performed the legal procedures normally and completely without violation of PRC laws.

3. 畅世通和天妃红均具备完全能力，从而占有、使用、租赁和处分其资产，并按照其营业执照描述的经营范围从事经营活动。

3. Both Changshitong and Tianfeihong have sufficient corporate right and power to own, use, lease and dispose their assets and conduct their business in the manner described in their business licenses.

4. 尽本所律师在尽职调查后所知，畅世通和天妃红的章程和营业执照在一切重大方面都与中国相关的法律相符，并完全有效。

4. To our best knowledge after due inquiry, the articles of association and the business license of Changshitong and Tianfeihong are in compliance with requirements of the applicable PRC laws in all material aspects and are in full force and effect.

5. 尽本所律师尽职调查后所知，畅世通和天妃红从事的业务在一切重大方面都与其公司章程及中国法律相符，并取得了与经营有关、且必要、重大的中国政府许可。

5. To our best knowledge after due inquiry, the business of Changshitong and Tianfeihong complies with its articles of association and the PRC Laws in all material aspects. All necessary and material PRC Governmental Authorizations were duly obtained in connection with any operations in the PRC.

6. 尽本所律师尽职调查之后所知,畅世通/天妃红名下无任何物业，其经营所需的房产是通过畅世通/天妃红或其授权的人签订合法、有效并有约束力的租赁协议取得。

6. To our best knowledge after due inquiry, neither Changshitong nor Tianfeihong owns any real property. The real property and buildings required in its operation is acquired through signing valid, effective and enforceable leasing agreements by Changshitong /Tianfeihong or their authorized persons.

7. 尽本所律师尽职调查后所知，不存在针对畅世通/天妃红或其资产，并可能对畅世通/天妃红产生重大负面影响的诉讼、其他法律程序或政府决策、裁定、命令、要求、计划。（无论是进行中的、未决的还是有可能发生的）

7. To our best knowledge after due inquiry, there is no current, pending or threatened legal, regulatory, administrative or other governmental decision, ruling, order, action, proceeding or initiative to which any of Changshitong or Tianfeihong is a party to or to which any of the assets of Changshitong and Tianfeihong are subject, that could have a Material Adverse Effect on Changshitong or Tianfeihong.

8. 尽本所律师尽职调查后所知，畅世通与天妃红并未采取与清算、解散或破产有关的公司行为或法律程序，也不存在任何清算委员会、破产管理人或其他有关人员对其财产作出分配决定，也不存在政府机关责令其停止营业、暂扣或吊销营业执照的情形。

8. To our best knowledge after due inquiry, none of Changshitong and Tianfeihong has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

9. 尽本所律师尽职调查后所知，本意见书附表中列出的每份可变利益实体文件都具有法律效力并对文件涉及的各方均有约束力，且不违反中国有关法律的强制性规定。

9. To our best knowledge, each of the VIE Documents as listed in the exhibit hereto, is valid and enforceable against all parties involved in the VIE Documents and does not violate any mandatory provisions of the applicable PRC Laws.

10.新并购规则称，中国公司和/或自然人为实现以其拥有的境内公司权益在境外上市而直接或间接地控制的境外公司，在境外股票交易所上市交易之前应取得中国证监会的批准。然而China Tianfeihong本次股票发行所采取的模式是否需要按照新并购规则的要求取得事前批准，中国证监会并未作出任何明确的说明。

10. The New M&A Rules purport, among other things, to require offshore special purpose vehicles formed for the purpose of overseas listing of the equity interests in Domestic company and controlled directly or indirectly by PRC company and/or PRC individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the China Tianfeihong’s Offering are subject to the CSRC approval procedures under the New M&A Rule.

根据本所律师对截至意见出具日的中国现行法律，包括新并购规则的理解，本所律师认为，由于畅世通是一家外商独资企业，不存在中国股东，且Fanwei Hengchang并非新并购规则所描述的特殊目的公司，因此，China Tianfeihong本次的股票发行无需按照新并购规则的要求以取得中国证监会的批准。但在如何解读新并购规则这一事项上，仍然存在着不确定性，如有任何新的法律、法规或其他形式的文件，对新并购规则作出进一步细化的解释与说明，则应以相应的文件为准。

Based on our understanding of the current PRC Laws, including the New M&A Rule, prior approval from the CSRC is not required under the New M&A Rule for the listing and trading of China Tianfeihong on OTCBB, because Changshitong is a wholly foreign-owned enterprise and without Chinese shareholder, and Fanwei Hengchang does not constitute a special purpose vehicle as defined by the New M&A Rule. However, uncertainties still exist as to how the New M&A Rule will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the New M&A Rule.

作为中国的执业律师，本所律师根据截至意见出具日现行有效且为公众所知的中国法律出具本法律意见书，且本意见书是基于以下条件出具：

We are licensed to practice in the PRC and the foregoing opinion is limited to the PRC Laws currently in force and publicly available on the date of this opinion and is subject to the following additional qualifications:

1．本意见书是依据截至意见出具日普遍适用、有效的中国法律作出的。本所律师未对有关的境外法律进行调查，也未明示或暗示与之有关的任何观点。

1. Our opinion is limited to the PRC Laws of general application effective as of the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC;

2．本意见书旨在用于本次发行上市之目的。

2. This legal opinion is intended to be used for the purpose of this issuance and offering.

3．本意见书中提及的中国法律是截至意见出具日为公众所知并有效的法律法规，但无法保证在短期或长期内，对上述法律法规作出更改、修正或撤销时，此类变动无溯及力。

3. The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect;

4．本意见书是基于本所律师对中国现行法律的理解而出具的，至于上述法律未明确规定的事项，在其执行和适用的过程中,中国的立法、行政和司法机关也许会作出与本意见书不一致的处理意见。

4. This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion; and

5．本所律师审阅由政府机关、畅世通和天妃红提供的文件时，关注的是以上文件内容的合理程度,而并非获取此类文件的合法性。

5. We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of Government Agencies or responsible officers of the Changshitong and Tianfeihong.

本意见书仅供China Tianfeihong为本次发行上市之目的使用，未征得本所律师的事先书面许可，不得为任何其它目的对本意见书进行参考、引用、借鉴，发布，或提交给除本次发行股票的法律和财务顾问之外的任何第三人。

This opinion is only used for the purpose of the issuance and offering of China Tianfeihong. Without our prior written permission, this opinion shall not be relied upon, quoted or referred to for any other purpose or released upon by, or furnished to any other person other than the legal and financial counsel of this stock issuance.

鉴于此，本所律师同意提交本意见书作为登记声明的附件使用，并在登记声明中援引本所的名称。

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the Registration Statement.

特此致书。

Hereby write.

【下接签署页】

[Following the Signing Page]

（本页无正文，为《吉林常春律师事务所关于China Tianfeihong Wine Inc.在美国发行股票并在OTCBB上市的法律意见书》的签署页）

(No text on this page.  Signing page of “ Legal opinion of Jilin Changchun Law Firm on the stock issuance in USA and listing on OTCBB of China Tianfeihong Wine Inc.”)

吉林常春律师事务所（盖章）	经办律师（签字）：

/s/ Jinlin Changchun Law Firm	/s/ Yanhe HU__________

/s/ Hongyu LI__________

Jilin Changchun Law Firm (Seal)	Lawyer (Signature):

2013年12月 12日

December 12, 2013

附件：可变利益实体文件列表

Exhibit: List of Documents of Variable Interest Entity

1.	2013年11月26日由畅世通和天妃红之间签署的独家技术服务与商业咨询协议； Exclusive Technical Service and Business Consulting Agreement by and between Changshitong and Tianfeihong dated Nov 26, 2013;
2.	2013年11月26日由畅世通、天妃红、方志良、方金香之间签署的股东表决权委托协议； Proxy Agreement by and among Changshitong, Tianfeihong, Fang Zhiliang, and Fang Jinxiang dated Nov 26, 2013;
3.	2013年11月26日由畅世通、方志良、方金香之间签署的股权转让期权协议； Call Option Agreement by and among Changshitong , Fang Zhiliang and Fang Jinxiang dated Nov 26, 2013;
4.	2013年11月26日由畅世通、天妃红、方志良、方金香之间签署的股权质押协议； Share Pledge Agreement by and among Changshitong, Tianfeihong, Fang Zhiliang and Fang Jinxiang dated Nov.26, 2013